Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 289 to Registration Statement No. 33-26305 on Form N-1A of our report dated February 22, 2013, relating to the financial statements and financial highlights of the BlackRock Exchange Portfolio, a series of BlackRock Funds, appearing in the Annual Report on Form N-CSR of BlackRock Funds for the year ended December 31, 2012, and to the references to us under the headings “Financial Highlights” and “Funds and Service Providers” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

April 29, 2013